Exhibit No. 99.1

Unigene Investor Contact:

The Investor Relations Group

Daniel Berg/Dian Griesel, Ph.D.

Phone: 212-825-3210

Media Contact: Janet Vazquez

Phone: 212-825-3210

UNIGENE RESTRUCTURES DEBT

$1 Million Repaid, Interest Rate Lowered, Default Eliminated

FAIRFIELD, NJ – May 11, 2007 — Unigene Laboratories, Inc. (OTCBB: UGNE) announced that it has repaid $1 million in stockholder debt and restructured the remaining $15.7 million debt balance as eight-year term notes with a fixed simple interest rate of 9% per annum. The new notes replace short term debt, a portion of which was in default. Payments under the new notes are not required for the first three years.

“This transaction will immediately replace all notes that have been in default, reduce the Company’s aggregate annual interest payments to a rate that is just .75% above the prime lending rate and extend the term required for repayment,” commented Dr. Warren Levy, President and CEO of Unigene. “The terms of the new notes are much more favorable to Unigene and they substantially improve our balance sheet. We appreciate Jay Levy’s continued support of Unigene, and his willingness to accommodate these new terms, that will further strengthen our ability to advance our product pipeline.”

About Unigene

Unigene Laboratories, Inc. is a biopharmaceutical company focusing on the oral and nasal delivery of large-market peptide drugs. Due to the size of the worldwide osteoporosis market, Unigene is targeting its initial efforts on developing calcitonin and PTH-based therapies. Fortical®, Unigene’s nasal calcitonin product for the treatment of postmenopausal osteoporosis, received FDA approval and was launched in August 2005. Unigene has licensed the U.S. rights for Fortical® to Upsher-Smith Laboratories, worldwide rights for its oral PTH technology to GlaxoSmithKline and worldwide rights for its calcitonin manufacturing technology to Novartis. The Company is also manufacturing a second peptide for Novartis. Unigene’s patented oral delivery technology has successfully delivered, in preclinical and/or clinical trials, various peptides including calcitonin, PTH and insulin. Unigene’s patented manufacturing technology is designed to cost-effectively produce peptides in quantities sufficient to support their worldwide commercialization as oral or nasal therapeutics. For more information about Unigene, call (973) 882-0860 or visit www.unigene.com. For information about Fortical, visit www.fortical.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are based upon Unigene Laboratories, Inc.’s management’s current expectations, estimates, beliefs, assumptions, and projections about Unigene’s business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These risks and uncertainties include the risks associated with the effect of changing economic conditions, trends in the products markets, variations in Unigene’s cash flow, market acceptance risks, technical development risks and other risk factors detailed in Unigene’s Securities and Exchange Commission filings.